SEALE AND BEERS, CPAs
PCAOB & CPAB REGISTERED AUDITORS
www.sealebeers.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the registration statement on Form S-1 of The Alkaline Water Company Inc., of our report dated April 25, 2013 on our audit of the financial statements of Alkaline Water Corporation as of March 31, 2013 and the related statements of operations, stockholders’ equity and cash flows from inception on June 19, 2012 through March 31, 2013 and the reference to us under the caption “Experts and Counsel.”

/s/ Seale and Beers, CPAs

Seale and Beers, CPAs
Las Vegas, Nevada
November 27, 2013

Seale and Beers, CPAs	PCAOB & CPAB Registered Auditors
50 S. Jones Blvd, Suite 201 - Las Vegas, NV 89107	Phone: (888)727-8251 Fax: (888)782-2351